UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549

                             FORM 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 22, 1999



  Commission  Registrant; State of          IRS Employer
  File Number Incorporation;                Identification Number
              Address; and Telephone Number
  ----------- ----------------------------- ---------------------

  1-13739     UNISOURCE ENERGY CORPORATION     86-0786732
              (An Arizona Corporation)
              220 West Sixth Street
              Tucson, AZ  85701
              (520) 571-4000

  1-5924      TUCSON ELECTRIC POWER COMPANY    86-0062700
              (An Arizona Corporation)
              220 West Sixth Street
              Tucson, AZ  85701
              (520) 571-4000




Item 5.  Other Events
---------------------

  Settlement Agreement Approved
  -----------------------------

    On November 22, 1999, the Arizona Corporation Commission (ACC) voted to approve the Settlement Agreement (Settlement) that was entered into between Tucson Electric Power Company (TEP) and certain customer groups relating to the TEP's stranded costs and unbundled distribution tariffs, with some modifications. The ACC's approval became effective upon signing of the written order by the Commissioners on November 30, 1999.

  The major provisions of the Settlement, as approved, are:

- Consumer choice for energy supply will begin in January 2000, 60 days after the effective date of the order, and will be phased in as required by the ACC's retail competition rules. Initially, 377 megawatts of load, representing over 20 percent of TEP's retail customers, will be eligible to choose competitive energy suppliers. By January 1, 2001, consumer choice will be available to all customers. Under the ACC's electric competition rules, TEP will be required to provide energy to any distribution customer who does not choose another energy service provider.

- In accordance with the Rate Settlement Agreement approved by the ACC in 1998, TEP decreased rates to retail customers by 1.1% on July 1, 1998, 1% on July 1, 1999 and will decrease rates an additional 1% on July 1, 2000. These reductions apply to all retail customers except for certain customers that have negotiated non-standard rates. The Settlement provides that, after these reductions, TEP's retail rates will be frozen until December 31, 2008, except under certain circumstances. TEP will recover the costs of transmission and distribution under regulated unbundled rates.

- TEP   will  recover  its  stranded  costs, including  regulatory assets, through two Competition Transition Charge (CTC) components:

  - A Fixed CTC component will equal a fixed charge per kilowatt-hour. It will terminate when $450 million has been recovered, or on December 31, 2008, whichever occurs first. When the Fixed CTC terminates, TEP's unbundled service rates will decrease by the amount of the Fixed CTC.
  - A Floating CTC component will equal the amount of the frozen tariff rates less the sum of all unbundled charges including the amount for an energy price component based on the Palo Verde Futures Index for electric energy. Because TEP's total retail rate will be frozen, the Floating CTC will enable TEP to recoup the balance of stranded costs not otherwise recovered through the Fixed CTC. The Floating CTC will terminate no later than December 31, 2008.


- By June 1, 2004, TEP will be required to file a general rate case including an updated cost-of-service study. Any rate change resulting from this rate case would be effective no sooner than June 1, 2005 and would not result in a net rate increase.

- By December 31, 2002, TEP will transfer its generation and other competitive assets to a subsidiary of TEP. TEP, as a utility distribution company (UDC), will acquire energy in the wholesale market for its retail customer energy requirements through a competitive bidding process. TEP's generation subsidiary will sell energy into the wholesale market.

- TEP will dismiss all pending litigation brought by TEP against the ACC once the order is no longer subject to appeal.

  Approval of the Settlement causes TEP to discontinue regulatory accounting for its generation operations using Financial Accounting Standard No. 71, "Accounting for the Effects of Certain Types of Regulation" (FAS 71). As a result, approximately $23 million of extraordinary net income will be recognized in the fourth quarter of 1999. The $23 million net amount consists of the following after-tax items:

  - $32 million in income from recognizing all remaining usable investment tax credit benefits offset by:
  - $2 million of expense from a change in accounting related to certain emission allowance transactions, plus
  - $7 million expense true-up from recording generation-related property-tax expense on an accrual basis rather than the regulatory basis.

  The regulatory assets of the generation business, together with certain above-market generation plant costs, totaling $450 million, have been reclassified as Stranded Cost assets. No net gain or loss to TEP or UniSource Energy results from the establishment of these assets. The Stranded Cost assets will be amortized over the period ending in 2008 on a modified mortgage basis.

  Certain expenses will be recognized differently than previously scheduled. The following table summarizes the key effects of the change from regulatory accounting for the generation segment of TEP under FAS 71 to the application of Financial Accounting Standard No. 101, "Regulated Enterprises - Accounting for the Discontinuation of Application of FAS 71" (FAS 101).





        Summary of Projected Expense Item Changes
        -----------------------------------------

                                        1999   2000
                                        ----   ----
                                - millions of dollars -

Operating Expenses - increases/(decreases)

  Fuel & Purchased Power (a)            $(4)  $(14)
  Impact of changes in generation
  asset accounting methodologies (b)    (10)   (50)
  Stranded Asset Amortization (c)         4     17
  Income Taxes (d)                       (2)    (4)
                                        -----------
     Total Operating Expenses           (12)   (51)
                                        -----------

Operating Income - increase/(decrease)   12     51

  Other Income - Income Taxes: ITCs (e)   0     (4)

Interest Expense - increase/(decrease)
  Capital Lease "interest method"
    interest expense (f)                 23     92
  Interest on Losses recorded at
    present value (g)                    (9)   (35)
                                        -----------
     Total Interest Expense              14     57
                                        -----------
Extraordinary Item - net of tax (h)      23      0
                                        -----------
      After-tax impact on Net Income    $21   $(10)
                                        -----------
                                        -----------

(a) The lease costs for the coal handling facility lease will be reflected as depreciation expense and interest expense in the income statement, rather than fuel expense. The fuel contract termination fee amortization will be included in stranded asset amortization expense rather than fuel expense.

(b) Changes in accounting for leased and owned generating assets include:

- a portion of capital lease expense is included in depreciation expense;
- the amortization of the Springerville Unit 1 Allowance contra asset, which has been reclassified as an offset to Stranded Assets is eliminated; and
- amortization and depreciation expense is reduced due to the write-down of generation plant assets.

(c) This expense results from the amortization of the reclassified generation-related regulatory assets to a stranded cost regulatory asset totaling a net $414 million. Stranded costs of $450 million includes $414 million presently on the balance sheet and $36 million which has previously been expensed for financial statement purposes.

(d) A 40% composite federal and state tax benefit from all the other changes in expense noted in the table is projected.

(e) The reduction in ITC reflects the elimination of amortization of ITC, see (h) below.

(f) Interest expense related to capital lease liabilities will be recognized as a component of interest expense on the income statement.

(g) The imputed interest expense related to the Springerville Unit 1 Allowance is eliminated because the Springerville Unit 1 Allowance has been reclassified to offset Stranded Assets.

(h) TEP has recorded extraordinary income as a result of ceasing to account for generation operations in accordance with FAS 71, as described earlier in this document.


   Overall, earnings will increase in 1999 from the recognition of the extraordinary item described above. The extraordinary item also results in an approximate $23 million increase in TEP's equity. In the few years following 1999, earnings will be reduced due to the changes in expense recognition as a result of ceasing to apply FAS 71 to generation related assets. However, TEP expects that the changes in expense recognition may be offset, and earnings provided by, the following factors:

- customer growth in TEP's service territory is expected to continue at its current pace, about 2% to 3% annually;

- margins on wholesale sales are expected to increase as market prices increase over time in the region; and

- a portion of free cash flow may be used to reduce TEP's debt, thereby lowering interest expense.

   TEP's cash flows will be largely unaffected by the accounting changes resulting from ceasing to apply FAS 71 and adopting FAS 101 for generation operations.


  This analysis reflects TEP's Settlement as approved by the ACC on November 22, 1999. This analysis involves estimates; actual results in the future may differ materially from those expressed above. TEP's analysis is expressed in good faith and is believed by management to have reasonable basis, including without limitation, examination of historical operating trends, data contained in TEP's records and other data available from third parties. It is not intended to be a forecast of TEP's or UniSource Energy's earnings.





                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiary.



                                    UniSource Energy Corporation
                                    ----------------------------
                                         (Registrant)


Date: December 2, 1999                     Ira R. Adler
                                     ----------------------------
                                           Ira R. Adler
                                     Executive Vice President and
                                      Principal Financial Officer



                                     Tucson Electric Power
                                     ---------------------
                                         (Registrant)



Date: December 2, 1999                     Ira R. Adler
                                      ---------------------------
                                           Ira R. Adler
                                     Executive Vice President and
                                      Principal Financial Officer